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                                                                    Exhibit 10.2

                                 Schedule 4.3


I.  Authorized Capital

        A. Common Stock         30 million

        B. Preferred stock      1 million, of which approximately 15,000 have
                                been designated as Series A and of which 475,000 have been designated as Series C Convertible
                                Preferred Stock

II.  Outstanding Capital                       Equivalent Shares of Common Stock
                                               ---------------------------------

        A. Common Stock         approximately             19,000,000

        B. Stock Options        approximately              2,100,000

        C. Warrants             approximately              4,600,000